Tidal Trust III 485BPOS

Exhibit 99.(h)(iii)(xiv)

SIXTEENTH AMENDMENT TO THE

TIDAL TRUST III

FUND ACCOUNTING SERVICING AGREEMENT

THIS SIXTEENTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Accounting Servicing Agreement dated as of July 11, 2024, as amended, (the “Agreement”), is entered into by and between TIDAL TRUST III, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	RCN Pareto Strategic Allocation ETF

●	U.S. Defense ETF

Remove the following fund:

●	VistaShares Animal Spirits Daily 2x Strategy ETF

Reflect the following name changes:

●	VistaShares DIVBoost Dividend Champions Distribution ETF (f/k/a VistaShares DIVBoost Dividend Kings Distribution ETF)

●	VistaShares DIVBoost Dividend Leaders Distribution ETF (f/k/a VistaShares DIVBoost Dividend Nobles Distribution ETF)

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TIDAL TRUST III	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit A to the

Fund Accounting Servicing Agreement

Separate Series of Tidal Trust III

Name of Series:

TradersAI Large Cap Equity & Cash ETF
Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF
4E Quality Growth ETF
GammaRoad Market Navigation ETF
Impact Shares Women’s Empowerment ETF
Impact Shares NAACP Minority Empowerment ETF
VistaShares Artificial Intelligence Supercycle ETF
VistaShares Electrification Supercycle ETF
FIRE Funds™ Wealth Builder ETF
FIRE Funds™ Income Target ETF
Ninepoint Energy Income ETF
Ninepoint Energy ETF
Ned Davis Research 360° Core Equity ETF
Ned Davis Research 360° Dynamic Allocation ETF
Fundstrat Granny Shots US Large Cap ETF
The BeeHive ETF
NestYield Total Return Guard ETF
NestYield Dynamic Income Shield ETF
NestYield Visionary ETF
USCF Daily Target 2X Copper Index ETF
Battleshares™ NVDA vs INTC ETF
Battleshares™ AMZN vs M ETF
Battleshares™ COIN vs WFC ETF
Battleshares™ MSTR vs JPM ETF
Battleshares™ NFLX vs CMCSA ETF
Battleshares™ LLY vs YUM ETF
Battleshares™ GOOGL vs NYT ETF
TH GARP Global Rising Leaders ETF
TH GARP India Rising Leaders ETF
PEO Quest Liquid PE Replication ETF
World Dynamic Momentum Leaders ETF
VistaShares Target 15 USA Momentum Income ETF
VistaShares Target 15 USA Value Income ETF
VistaShares Target 15 USA Quality Income ETF
VistaShares Target 15 USA Low Volatility Income ETF

VistaShares Target 15 Berkshire Select Income ETF
Intech S&P Large Cap Diversified Alpha ETF
Intech S&P Small-Mid Cap Diversified Alpha ETF
MRP SynthEquity ETF
Alpha Brands™ Consumption Leaders ETF
VistaShares Animal Spirits Strategy ETF
Azoria Golden Age ETF
Azoria 500 Meritocracy ETF
Azoria TSLA Convexity ETF
Battleshares™ Bitcoin vs Ether ETF
Battleshares™ Ether vs Bitcoin ETF
Battleshares™ Bitcoin vs Gold ETF
Battleshares™ Gold vs Bitcoin ETF
VistaShares Target 15 ACKtivist Select Income ETF
VistaShares ACKtivist Select ETF
VistaShares BigShort Select ETF
VistaShares Target 15 BigShort Select Income ETF
VistaShares DRUKMacro Select ETF
VistaShares Target 15 DRUKMacro Select Income ETF

VistaShares Berkshire Select ETF

NovaTide Flexible Allocation ETF

Stoneport Advisors Commodity Long Short ETF

Fundstrat Granny Shots US Small- & Mid-Cap ETF

Fundstrat Granny Shots US Large Cap & Income ETF

VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF

VistaShares IPO and Income ETF

VistaShares Bitcoin Treasury Income ETF

VistaShares Ethereum Treasury Income ETF

VistaShares Ethereum Treasury ETF

VistaShares Target 15™ International Innovators Distribution ETF

VistaShares Target 15™ European High Dividend Payers Distribution ETF

VistaShares Target 15™ Global 100 Distribution ETF

VistaShares Target 15™ S&P 100 Distribution ETF

VistaShares DIVBoost Dividend Leaders Distribution ETF

VistaShares DIVBoost Dividend Champions Distribution ETF

VistaShares DIVBoost Sector Distribution ETF

VistaShares DIVBoost High Yield Bond Distribution ETF

VistaShares DIVBoost REIT Distribution ETF

VistaShares DIVBoost Energy Distribution ETF

VistaShares DIVBoost Utilities Distribution ETF

VistaShares TEPRTantrum Contrarian Select ETF

VistaShares Target 15 TEPRTantrum Contrarian Distribution ETF

VistaShares TPLoeb Event Driven Select ETF

VistaShares Target 15 TPLoeb Event Driven Distribution ETF

VistaShares TIGR Cub NextGen Select ETF

VistaShares Target 15 TIGR Cub NextGen Distribution ETF

VistaShares LAFFTech Select ETF

VistaShares Target 15 LAFFTech Distribution ETF

VistaShares HRVD Select ETF

VistaShares Target 15 HRVD Distribution ETF

VistaShares GATE Endowment Select ETF

VistaShares Target 15 GATE Endowment Distribution ETF

VistaShares Gulf Sovereign Select ETF

VistaShares Target 15 Gulf Sovereign Distribution ETF

VistaShares Nordic Wealth Select ETF

VistaShares Target 15 Nordic Wealth Distribution ETF

RCN Pareto Strategic Allocation ETF

U.S. Defense ETF